Exhibit 10.2

PARENT INSIDER SUPPORT AGREEMENT

This PARENT INSIDER SUPPORT AGREEMENT (this “Agreement”), dated as of February 18, 2021, is entered into by and among each of the stockholders of Kaleyra, Inc., a Delaware corporation (“Parent”), listed on Schedule 1 attached hereto (each, an “Insider” and, collectively, the “Insiders”), and Vivial Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently herewith, the Company, Volcano Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Parent are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Plan of Merger”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan of Merger;

WHEREAS, each Insider is currently the record owner of the number of shares of Parent Common Stock as set forth opposite such Insider’s name on Schedule 1 attached hereto (the “Insider Shares”); and

WHEREAS, as a condition and inducement to the willingness of Parent and the Company to enter into the Plan of Merger, the Company and the Insiders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Insiders and the Company hereby agree as follows:

1. Voting Agreement. Each Insider agrees that, at the Parent Stockholders Meeting, at any other meeting of the stockholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders of Parent, each Insider shall:

a. when such meeting is held, appear in person or by proxy at such meeting or otherwise cause the Insider Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Insider’s Insider Shares in favor of (i) the approval and adoption of the Plan of Merger and approval of the Merger and all other transactions contemplated by the Plan of Merger and (ii) against any action, agreement or transaction or proposal that would reasonably be expected to cause or result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Plan of Merger or that would reasonably be expected to result in the failure of the Merger from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by Parent for consummation of the Merger and the other transactions contemplated by the Plan of Merger; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Insider’s Insider

Shares against (i) any Acquisition Proposal other than with the Company and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Plan of Merger, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Insider contained in this Agreement.

2. Transfer of Shares. Except as otherwise contemplated by the Plan of Merger or this Agreement, each Insider agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of such Insider’s Insider Shares or otherwise agree to do any of the foregoing, (b) deposit any of such Insider’s Insider Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any of such Insider’s Insider Shares; provided however, that each Insider may sell up to the percentage of its or his holdings set forth opposite such Insider’s name on Schedule 1.

3. No Solicitation of Transactions. Each Insider agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the Plan of Merger or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or other transaction in violation of the Plan of Merger. Each Insider shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Proposal. If an Insider receives any inquiry or proposal with respect to an Acquisition Proposal, then such Insider shall promptly (and in no event later than twenty-four (24) hours after such Insider becomes aware of such inquiry or proposal) notify such person in writing that Parent is subject to an exclusivity agreement with respect to the Merger that prohibits such Insider from considering such inquiry or proposal.

4. Representations and Warranties of the Insiders. Each Insider, severally and not jointly, hereby represents and warrants to Parent and the Company as follows:

a. Such Insider is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Insider Shares, free and clear of Liens other than as created by this Agreement or, in the case of an Insider that is not a natural person, such Insider’s organizational documents, or the organizational documents of Parent (including, without limitation, for the purposes hereof, any agreement between or among stockholders of Parent).

b. Such Insider (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Insider Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Insider Shares that is inconsistent with such Insider’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Insider Shares that is inconsistent with the such Insider’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c. With respect to a Insider that is not a natural person, such Insider (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Insider and constitutes a valid and binding agreement of such Insider enforceable against such Insider in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Insider from, or to be given by such Insider to, or be made by such Insider with, any Governmental Authority in connection with the execution, delivery and performance by such Insider of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Plan of Merger.

e. The execution, delivery and performance of this Agreement by such Insider does not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Plan of Merger will not, constitute or result in (i) with respect to an Insider that is not a natural person, a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of such Insider, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Insider pursuant to any contract binding upon such Insider or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 1, under any applicable Law to which such Insider is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon such Insider, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Insider’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Plan of Merger.

f. As of the date of this Agreement, there is no action, proceeding or investigation pending against such Insider or, to the knowledge of such Insider, threatened against such Insider that questions the beneficial or record ownership of the Insider Shares, the validity of this Agreement or the performance by such Insider of its obligations under this Agreement.

g. Such Insider understands and acknowledges that each of Parent and the Company is entering into the Plan of Merger in reliance upon such Insider’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Insider contained herein

5. Further Assurances. From time to time, at either Parent’s or the Company’s request and without further consideration, the Insiders shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

6. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Parent’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

7. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Insiders, Parent and the Company.

8. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 9):

if to Parent, to it at:

Kaleyra, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attention: Dr. Avi Katz, Executive Chairman

Email: avi@gigcapitalglobal.com

with a copy to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com if to the Insiders, to them at the addresses listed next to their names on Schedule 1 :

if to the Company, to it at:

Vivial Inc.

Vivial Inc.

160 Inverness Drive West

Suite 250

Englewood, CO 80112

Attention: Richard G. Hallé; Nick Continenza

Email: RHalle@vivial.net; ncontinenza@vivial.net

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Ackneil M. Muldrow III

Email: trey.muldrow@weil.com

10. Entire Agreement. This Agreement and the Plan of Merger constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

11. No Third-Party Beneficiaries. The Insiders hereby agree that their representations, warranties and covenants set forth herein are solely for the benefit of Parent and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

12. Governing Law and Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction

13. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14. Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

15. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

16. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

17. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Plan of Merger in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Parent, the Company and the Insiders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

INSIDERS:

MAYA INVESTMENTS LTD.

By:	/s/ Dario Calogero
Name: Dario Calogero
Title: Chief Executive Officer

/s/ Dario Calogero
Dario Calogero

/s/ Giacomo Dall’Aglio
Giacomo Dall’Aglio

ESSE EFFE S.P.A.

By:	/s/ Emilio Hirsch
Name: Emilio Hirsch Title: Director

EFFE PI SOCIETA SEMPLICE

By:	/s/ Emilio Hirsch
Name: Emilio Hirsch
Title: Managing Partner

/s/ Emilio Hirsch
Emilio Hirsch

/s/ Matteo Lodrini
Matteo Lodrini

/s/ Neil Miotto
Neil Miotto

/s/ John Mikulsky
John Mikulsky

/s/ Dr. Avi S. Katz
Dr. Avi S. Katz

GIGACQUISITIONS, LLC

By:	/s/ Dr. Avi S. Katz
Name: Dr. Avi S. Katz
Title: Manager

[Signature Page to Parent Insider Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

THE COMPANY:

VIVIAL INC.

By:	/s/ James Continenza
Name:	James Continenza
Title:	Chief Executive Officer

[Signature Page to Parent Insider Support Agreement]